AMENDMENT NO. 5 TO

GLOBAL CUSTODIAL AND AGENCY SERVICES  AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of June 1, 2026, amends that certain Global Custodial and Agency Services Agreement dated as of September 1, 2023 (“Agreement”) by and among Nushares ETF Trust, a business trust organized under the laws of Massachusetts (the “Client”), on behalf of its separate series that are exchange-traded funds (“ETFs”), individually, and not jointly (each, a “Fund” and together with all other series subsequently established by the Client as contemplated in this Agreement, the “Funds”) and Citibank, N.A., acting through its offices or branch located in the State of New York (the “Custodian”, and together with the Client, the “Parties”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Custodian performs certain custodial and agency services for the Client; and

WHEREAS, the Parties now wish to amend Appendix B of the Agreement by adding the following Funds to the portfolio of the Client: (i) Nuveen U.S. Infrastructure ETF; (ii) Nuveen International Aggregate Bond ETF Taxable Offshore Limited; and (iii) Nuveen International Aggregate Bond ETF Offshore Limited and removing the following Funds from the Portfolio of the Client: (i) Nuveen Dividend Growth ETF; (ii), Nuveen Winslow Large-Cap Growth ESG ETF; and (iii) Nuveen Sustainable Core ETF.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.	Amendment to Appendix B of the Agreement

Appendix B of the Agreement is hereby deleted in its entirety and replaced with the Appendix B of the Agreement attached to the end of this Amendment.

2.	Representations and Warranties

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

3.	Miscellaneous

a.

This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this

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Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.

By:	/s/ Christopher Ravn
Name: Christopher Ravn
Title: Managing Director, CBNA VP

Date: 6-9-26

NUSHARES ETF TRUST

By:	/s/ Diana R. Gonzalez
Name: Diana Gonzalez
Title: Vice President and Secretary

Date: June 9, 2026

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Appendix B

NUSHARES ETF TRUST

Nuveen Growth Opportunities ETF
Nuveen ESG Large-Cap Value ETF
Nuveen ESG Small-Cap ETF
Nuveen ESG Large-Cap Growth ETF
Nuveen Enhanced Yield U.S. Aggregate Bond ETF
Nuveen ESG Mid-Cap Growth ETF
Nuveen ESG Mid-Cap Value ETF
Nuveen ESG U.S. Aggregate Bond ETF
Nuveen Short-Term REIT ETF
Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF
Nuveen ESG Large-Cap ETF
Nuveen ESG Dividend ETF
Nuveen ESG International Developed Markets Equity ETF
Nuveen ESG Emerging Markets Equity ETF
Nuveen ESG High Yield Corporate Bond ETF
Nuveen Preferred and Income ETF
Nuveen Core Plus Bond ETF
Nuveen Ultra Short Income ETF
Nuveen AA-BBB CLO ETF
Nuveen High Yield Municipal Income ETF
Nuveen Municipal Income ETF
Nuveen International Aggregate Bond ETF
Nuveen Securitized Income ETF
Nuveen High Yield Corporate Bond ETF
Nuveen US Infrastructure ETF
Nuveen International Aggregate Bond ETF Taxable Offshore Limited
Nuveen International Aggregate Bond ETF Offshore Limited

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